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                                                                     EXHIBIT 2.1

                                FIRST AMENDMENT



     FIRST AMENDMENT, dated as of December 16, 1998 (the "First Amendment"), by and among SUMMIT DESIGN, INC., a Delaware corporation ("Parent"), HOOD ACQUISITION CORP., a Delaware corporation and wholly-owned subsidiary of Parent ("Merger Sub"), and ORCAD, INC., a Delaware corporation (the "Company" and together with Parent and Merger Sub, the "Parties"),


     WHEREAS, the Parties have entered into an Agreement and Plan of Reorganization dated as of September 20, 1998 (the "Reorganization Agreement"; the terms defined in the Reorganization Agreement being used in this First Amendment as so defined unless otherwise defined herein);

     WHEREAS, the Parties desire to extend the expiration date of the Reorganization Agreement without otherwise amending it or waiving any rights or conditions contained in or based on it;

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Parties hereby agree as follows:

     1.  First Amendment to Reorganization Agreement
         -------------------------------------------

         (a) Section 7.1 (b) of the Reorganization Agreement is hereby amended to change the reference to "January 31, 1999" to "February 28, 1999".

         (b) Except as expressly modified and amended above, the Reorganization Agreement shall remain in full force and effect and is hereby ratified and confirmed.

     2.  Execution in Counterparts.  This First Amendment may be executed in one
         -------------------------
or more counterparts, each of which when executed shall be deemed to be an original but all of which taken together will constitute one and the same agreement.

     3.  Governing Law.  This First Amendment shall be governed by and construed
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in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of law thereof.
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     IN WITNESS WHEREOF, each of the Parties has executed this First Amendment to the Reorganization Agreement as of the date first above written.


                                       SUMMIT DESIGN, INC.


                                       By:  /s/ LARRY J. GERHARD
                                          -----------------------------
                                            Name:  Larry J. Gerhard
                                            Title: President and CEO


                                       HOOD ACQUISITION CORP.


                                       By:  /s/ LARRY J. GERHARD
                                          ----------------------------
                                            Name:  Larry J. Gerhard
                                            Title: President and CEO


                                       ORCAD, INC.


                                       By:  /s/ MICHAEL F. BOSWORTH
                                          ----------------------------
                                            Name:  Michael F. Bosworth
                                            Title: President and CEO